EX.99.CODE ETH

CITY NATIONAL ASSET
MANAGEMENT, INC.

ROCHDALE INVESTMENT
MANAGEMENT, LLC

(CNR)

CODE OF ETHICS

Adopted Under
Rule 17j-1 under the Investment Company Act Of 1940
And Rule 204A-1 under the Investment Advisers Act Of 1940

July 2013

TABLE OF CONTENT

I.	INTRODUCTION	3

II.	DEFINITIONS	5

III.	STANDARDS OF CONDUCT AND FIDUCIARY DUTY	7

IV.	GIFTS AND BUSINESS ENTERTAINMENT	9

V.	INSIDER TRADING	10

VI.	CONFIDENTIAL INFORMATION	13

VII.	SERVICE ON BOARDS OF DIRECTORS AND OTHER OUTSIDE ACTIVITIES	16

VIII.	PERSONAL SECURITIES TRADING	17

IX.	REPORTING VIOLATIONS & REMEDIAL ACTIONS	23

X.	INTERPRETATIONS AND EXCEPTIONS	24

XI.	CERTIFICATE OF RECEIPT AND COMPLIANCE	25

XII.	OTHER BUSINESS CONDUCT	26

XIII.	APPENDIX I - CNR EXHIBITS	30

I.	INTRODUCTION

As an investment advisor, City National Asset Management, Inc. (“CNAM”) as well as Rochdale Investment Management, Inc. and its related advisory affiliates (“Rochdale”) (collectively, CNAM and Rochdale will be referred to herein as “CNR” or “Firm”) stands in a position of trust and confidence with respect to our clients. Accordingly, we have a fiduciary duty to place the interests of our clients before the interests of CNR and our Supervised Persons.1

CNR expects each of its Supervised Persons to act with integrity, honesty and professionalism. To provide general guidance to Supervised Persons, CNR requires each employee, officer and representative to comply with the principles and standards of conduct contained in this Code of Ethics (“Code”), as revised from time to time.

This Code supersedes any prior code of ethics or policies but should be read in conjunction with the firm’s Policies and Procedures Manual. Any violation of this Code by any employee may result in disciplinary action, up to and including discharge.

Each Supervised Person is responsible for reading, understanding and consenting to comply with the policies contained in this document. This Code will be reviewed on a periodic basis (at least annually) and any significant changes to either regulatory or firm policies will result in the distribution of updates to the Code. Each Supervised Person must retain a copy of this Code. This document is the exclusive property of CNR and must be returned should your association with CNR terminate for any reason.

Conduct of CNR Supervised Persons may be governed by other Codes of Ethics, including those of affiliated firms. In case of conflicts between the other policies and those in this Code, it is the Supervised Person’s responsibility to contact the appropriate compliance officer(s) to determine which policy governs.

A written Code cannot answer all questions raised in the context of business relationships and the provisions of the Code are not all-inclusive. The provisions of this Code are intended to serve as a guide for Supervised Persons of CNR in their conduct. Thus, each Supervised Person is required to recognize and respond appropriately to specific situations as they arise. In those situations where a Supervised Person may be uncertain as to the intent or purpose of the Code, he or she is advised to consult with the Chief Compliance Officer, who may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our clients will not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of Supervised Persons.

Appendix I: The following exhibits are attached to this Code and can be found in Appendix I beginning on page 29.

A.	Exhibit A – Personal Trading Authorization Form
B.	Exhibit B – Limited Investment Opportunity Approval Form
C.	Exhibit C – Initial Holdings Report
D.	Exhibit D – 407 Duplicate Confirms and Statement Request Letter
E.	Exhibit E – Quarterly Personal Securities Transaction Report

1 Capitalized terms used herein are defined in the “Definitions” section II of this Code of Ethics.

F.	Exhibit F – Quarterly Political Contributions Certification
G.	Exhibit G – Annual Holdings Report
H.	Exhibit H – Initial/Annual Code of Ethics Certification
I.	Exhibit I – Supervised Person Annual Certification
J.	Exhibit J – Outside Activities Annual Certification
K.	Exhibit K – Investment Adviser Certification Pursuant to Rule 17j-1
L.	Exhibit L – City National Bank Blackout Policy

A separate acknowledgment of receipt of this Code is included as an Exhibit hereto. Each Supervised Person must complete this acknowledgement upon hiring and annually thereafter.

II.	DEFINITIONS

A.	“Supervised Person” means any employee, director, officer, general partner, or both registered and unregistered personnel of CNR.

B.
“Access Persons” are any Supervised Persons who have access to nonpublic information regarding any clients’ purchase or sale of securities (or nonpublic information regarding the portfolio holdings of any reportable fund), or who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic. Certain individuals, such as outside directors, may be deemed non-Access Persons if designated as such by the CCO.

C.	“Advisory Client” or “Client” means any natural persons or business entities (including an Affiliated Fund) for which CNR serves as investment advisor.

D.
“Affiliated Fund” means any series of the CNI Charter Funds (the “Trust”) and the Rochdale Investment Trust, and any other Investment Company or alternative product investment adviser or principal underwriter of which controls, is controlled by or is under common control with CNR.

E.
“Security” shall mean any note, stock, treasury stock, shares issued by registered open-end investment companies, exchange traded funds, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security of the foregoing.

F.	“Covered Security” shall mean a Security as defined herein except that it shall not include:
	▪	Direct obligations of the government of the United States, such as U.S. Treasury bonds;
	▪	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
	▪	Shares issued by money market funds;
	▪	Shares issued by unit investment trusts that are invested exclusively in unaffiliated mutual funds, such as variable insurance products; and
▪
Shares issued by open-end funds, such as open-end mutual funds, other than Affiliated Funds. Note that this exception only extends to open-end funds registered in the United States and does not include transactions and holdings in shares of both affiliated and unaffiliated closed-end funds, nor in offshore funds. These latter categories are both reportable. Exchange traded funds and exchange traded notes are also considered Covered Securities.

G.
“Beneficial Ownership” An Access Person has “Beneficial Ownership,” of Securities if such Access Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares a direct or indirect “pecuniary interest” in such Securities. Please see Section VIII. B for additional information regarding pecuniary interest.

H.
“Initial Public Offering” means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

I.
“Limited Offering” means a hedge fund, private equity fund, or venture capital fund investments or generally investments in Securities of a private company including an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

J.	“Chief Compliance Officer” or “CCO” means any individual designated by CNR or any affiliate to be a chief compliance officer, or their designee.

III.	STANDARDS OF CONDUCT AND FIDUCIARY DUTY

This Code is based on the principle that Supervised Persons owe a fiduciary duty to Advisory Clients. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients.

This Code is intended to comply with the various provisions of the Investment Advisers Act of 1940 (the “Advisers Act”) and the Investment Company Act of 1940 (the “Investment Company Act”) and also requires that all Supervised Persons comply with federal securities laws, including the Advisers Act, as amended, and applicable rules and regulations adopted by the Securities and Exchange Commission (“SEC”).

Pursuant to Section 206 of the Advisers Act, both CNR and its Supervised Persons are prohibited from engaging in fraudulent, deceptive or manipulative conduct. Compliance with this section involves more than acting with honesty and good faith alone. It means that CNR has an affirmative duty to act solely in the best interests of our Advisory Clients.

At all times, you must:

1.
Place the interests of our Advisory Clients first. In other words, as a fiduciary you must avoid serving your own personal interests ahead of the interests of our Advisory Clients. You may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client.

2.
Duty of loyalty to Clients. CNR and its Supervised Persons owe a duty of loyalty to Advisory Clients and to always act in good faith, place our Clients’ interests first and foremost and make full and fair disclosure of all material facts including conflicts of interest. Our Firm also has a duty to ensure that investment advice is suitable each Client’s individual and unique goals, objectives, needs and circumstances.

3.
Conduct all of your personal securities transactions in full compliance with this Code. You must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code.

4.
Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, gifts or gratuities from persons seeking business with CNR directly or on behalf of an Advisory Client could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code.

5.
CNR believes that personal investing that is consistent with CNR’s investment philosophy and does not interfere with Clients’ services and interests is acceptable, so long as personal investing does not present conflicts of interest with transactions for our Advisory Clients.

This Code is adopted pursuant to the requirements of Rule 204A-1 under the Advisers Act applicable to all registered investment advisors, and Section 204A of the Advisers Act that registered investment advisors adopt procedures reasonably designed to prevent the misuse of material, nonpublic information. In addition, CNR is subject to Rule 17j-1 under the Investment Company Act, which specifically mandates that Access Persons in connection with the purchase or sale, directly or indirectly, by such Access Person of a security held or that is being or has been considered for purchase or sale by CNR for its Advisory Clients may not:

1.	Employ any device, scheme or artifice to defraud CNR’s Clients;

2.	Make any untrue or misleading statements of a material fact to CNR’s Clients or omit to state a material fact necessary to make an investment decision;

3.	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on CNR’s Clients;

4.	Engage in any manipulative practice with respect to CNR’s Clients.

IV.	GIFTS AND BUSINESS ENTERTAINMENT

Supervised Persons should conduct themselves in such manner as to avoid potentially embarrassing situations when giving or receiving gifts and/or business entertainment. Each individual should understand what constitutes an appropriate gift or entertainment as well as the bounds of law and reasonable propriety.

If Supervised Persons are offered gifts, gratuities or other favors, they should simply ask themselves three questions:

1.	Is the giver attempting to influence my judgment?

2.	Would an outsider think so?

3.	If I accept this gift, will I feel indebted or obligated in some way to the giver?

By refusing inappropriate inducements of any kind, Supervised Persons will be preserving assets of far greater value: their good name, the reputation of CNR, and our Clients’ financial welfare.

Supervised Persons may not accept any gift, gratuity or other thing of more than nominal value (greater than $100 from any person or entity that does business, or desires to do business, with CNR directly or on behalf of an Advisory Client. You may accept gifts from a single giver so long as the aggregate annual value does not exceed $100 in a 12 month period. You also may attend business meals, sporting events and other entertainment events at the expense of a giver (or at your expense of CNR), so long as the expense is reasonable, both you and the giver are present, and the events are not excessively frequent. The acceptance of tickets to any event where the giver does not attend is considered a gift subject to the $100 annual limit rather than a business meal or other entertainment event. You shall not give any gift, gratuity or other thing, or provide business entertainment, which would be construed as unreasonable in value with the intent or purpose of influencing a third party’s business relationship with CNR.

Exceptions to the gift limit may be made by the Chief Compliance Officer. Supervised Persons should request exceptions for circumstances in which the employee has a personal relationship with a third party and would like to provide a gift to commemorate a “life event” such as wedding, birth of a child, graduation, etc.

Supervised Persons are prohibited from giving or providing any gift, including a personal gift, to any official of an ERISA Qualified Pension Plans/Funds or other public investment funds without the express prior approval of the Chief Compliance Officer.

Gift Reporting

Supervised Persons will certify annually that they understand and have abided by this section of the Code.

Access Persons must report any gifts they have given or received to the Chief Compliance Officer via the Firm’s electronic tracking systems. Reporting must include the name(s) of the giver, the date, the organization of the giver, a description of the gift, and the value or estimated value of the gift.

V.	INSIDER TRADING

These procedures are intended to prevent the use of material, nonpublic information by Supervised Persons and to prevent, detect and correct any violations of the prohibition on insider trading. CNR strictly prohibits trading while in possession of material, nonpublic information, tipping of nonpublic information, and scalping by all Supervised Persons for their personal accounts or for Advisory Clients.

A.	Overview
Insider trading is based on a simple, well-established principle: if you receive material, nonpublic information about a public company from any source, you are prohibited from discussing or acting on that information.

Under the Advisers Act, the SEC may sue any person (or any person who controls or supervises such person) who trades while in possession of “material, nonpublic information” or who communicates or “tips” such information. Trading securities of any company while in possession of material, nonpublic information about that company is prohibited by the securities laws of the United States and Firm policy. Under insider trading laws, a person or company that illegally trades in securities of a company while in possession of material, nonpublic information about that company may be subject to severe sanctions, including civil penalties, fines and imprisonment.

The rules contained in this Code apply to securities trading and information handled by Supervised Persons of CNR. The law of insider trading is complicated and continuously developing. Individuals may be uncertain about the application of insider trading rules in some circumstances and any questions about insider trading rules should be directed to the Chief Compliance Officer. You must notify the Chief Compliance Officer immediately if you have any reason to believe that insider trading has occurred or is about to occur.

B.	Policy on Insider Trading

No person to whom these procedures apply may trade, either personally or on behalf of others (such as Advisory Client accounts managed by CNR), while in possession of material, nonpublic information, nor may any Supervised Person communicate material, nonpublic information to others in violation of the law.

	1.	Who is an Insider?

Corporate insiders who possess material, nonpublic information about a corporation may be required either to disclose that information to the investing public or to refrain from passing such information along to others, trading in or recommending the purchase or sale of the corporation’s securities. Similarly, as a general rule, those to whom corporate insiders “tip” material, nonpublic information must refrain from passing such information along to others, trading in or recommending the corporation’s securities. In addition, under most circumstances, tipping or trading on material, nonpublic information about a tender offer may violate the rules of the SEC. Tipping may include spreading rumors about potential tender offers. For example, personnel may not pass along a rumor regarding a tender offer to anyone because we never know who will or will not trade on the information or further spread the rumor if the rumor emanated, directly or indirectly, from someone connected with the target, the offeror, or their respective officers, directors, partners, employees or persons acting on their behalf, even if such information was inadvertently communicated

2.	What is Material Information?

The question of whether information is material is not always easily resolved. Generally, the courts have held that a fact is material if there is substantial likelihood that a reasonable investor would consider the information “important” in making an investment decision. As such, material information would include information which would likely affect the market price of any securities, or which would likely be considered important by a reasonable investor in determining whether to buy, sell or hold such securities. Examples of material information may include the following:

	▪	Dividend increases or decreases

	▪	Earnings information or estimates

	▪	Changes in earnings information or estimates previously released by a company

	▪	Expansion or curtailment of operations

	▪	Increases or declines in orders

	▪	Merger, acquisition or divestiture proposals or agreements

	▪	New products or discoveries

	▪	Borrowings

	▪	Litigation

	▪	Liquidity issues

	▪	Extraordinary management developments

	▪	Purchase or sale of substantial assets

	▪	Capital restructuring, such as exchange offers

	▪	Block and/or Restricted Securities transactions

Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal’s “Heard on the Street” column.

You should also be aware of the SEC’s position that the term “material, nonpublic information” relates not only to issuers but also to CNR’s securities recommendations and Client securities holdings and transactions.

3.	What is Nonpublic Information?

Information is “nonpublic” if it has not been disclosed generally to the investing public. Information is made public if it has been broadly disseminated and made available to the general public by publication in the newspapers or other media or if it has been the subject of a press release addressing the general investing public. However, information is not necessarily made public merely because such information is communicated through rumors or other unofficial statements in the marketplace.

4.	Identifying Inside Information

Before executing any trade for yourself or others, including private accounts managed by CNR, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

▪	Prior to taking any action, report the information and proposed trade immediately to the Chief Compliance Officer;

▪	Do not purchase or sell the securities on behalf of yourself or others, including private accounts managed by the Firm;

▪	Do not communicate the information inside or outside the Firm, other than to the Chief Compliance Officer; and

▪	After the Chief Compliance Officer has reviewed the issue, the Firm will determine whether the information is material and nonpublic and, if so, what action the Firm will take.

You should consult with the Chief Compliance Officer before taking any action or engaging in any transaction which inside information may have been provided. This degree of caution will protect you, our Clients, and the Firm.

The Firm shall use the following reviews and procedures to detect any possible trading on inside information:

▪	Review of the personal securities statements for all Supervised Persons and any related accounts;

▪	Review of trading activity in Advisory Client accounts;

▪	Investigation of any circumstances about any possible receipt, trading or other use of inside information.

Supervised Persons will certify annually that they understand and have adhered to the Insider Trading policy.

VI.	CONFIDENTIAL INFORMATION

A.	General

In the course of investment advisory activities at CNR, the Firm gains access to nonpublic information about its Clients. Such information may include the status as a Client, personal financial and account information, the allocation of assets in a Client portfolio, the composition of investments in any Client portfolio, information relating to services performed for or transactions entered into on behalf of Clients, advice provided by CNR to Clients, and data or analyses derived from such nonpublic personal information (collectively referred to as “Confidential Client Information¨). All Confidential Client Information, whether relating to CNR’s current or former Clients, is subject to CNR’s policies and procedures and City National Bank’s Policy regarding the handling of Confidential Information. With regards to the confidentiality of Client information CNR Supervised Persons must be resolved to always choose to maintain confidentiality when unsure and seek clarification from their immediate supervisor or the CCO.

All Supervised Persons must safeguard confidential information about Clients, potential Clients, and their accounts (including profit data, credit information, financial condition, and business transactions). In particular:

▪
Caution and discretion are required in the discussion, use and sharing of confidential information even within CNR. Such matters should not be discussed among Supervised Persons unless there is a valid business reason (e.g., a “need to know”) for doing so. All information regarding CNR’s Clients is confidential. Information may only be disclosed when the disclosure is consistent with the Firm’s policy and/or the Client’s direction. Information should only be shared as necessary to provide service that the Client requested or authorized, or to maintain and service the Client’s account.

▪
CNR will generally require that financial intermediaries, agents or other service providers utilized by CNR (such as broker-dealers, back office service providers or sub-advisors) have in place substantially similar standards for non-disclosure and protection of Confidential Client Information and use the information provided by CNR only for the performance of the specific service requested by CNR.

	▪	Requests for information or references regarding current or former Clients and Supervised Persons should be referred to the Chief Compliance Officer.

	▪	The disclosure of information concerning a potential, current or former Client is permitted only when it complies with applicable federal or state laws.

▪
Inquiries for confidential information by tax authorities, law enforcement agencies, regulatory authorities, attorneys, or private parties shall not be responded to unless CNR has received either written consent of the individual, or the appropriate court order or subpoena, and release has been authorized under normal operational procedures. Please consult with, or inform, the Chief Compliance Officer if you receive such a request.

▪	Supervised persons should avoid any discussion of confidential information or Client relationships in public places.

▪
All Supervised Persons are prohibited, either during or after the termination of their employment with CNR, from disclosing Confidential Client Information to any person or entity outside the Firm, including family members, except under the circumstances described above.

▪
Any Supervised Person who violates the non-disclosure policy described above will be subject to disciplinary action, including possible termination, whether or not he or she benefited from the disclosed information.

B.	CNR Proprietary Information

CNR provides its Supervised Persons with access to its physical resources, electronic media and proprietary information, as well as technology developed or used by CNR. Supervised Persons are responsible for the proper use of CNR’s physical resources, electronic media, proprietary information and technology. Accordingly, Supervised Persons may not disseminate, sell or otherwise use CNR’s physical resources, electronic media, proprietary information or technology for their personal benefit or for the benefit of a third party. CNR’s resources and electronic media may be used only for those activities that are directly related to CNR’s business or that has been approved in advance.

Supervised Persons should be aware that any product, program, or writing developed or produced by CNR’s Supervised Persons during job time, by using CNR’s facilities, or as a result of performing their job responsibilities, is the property of CNR.

Supervised Persons should take appropriate steps to protect all of CNR’s proprietary interests while employed by CNR. Further, copying any records for any purpose other than a necessary job-related activity is strictly prohibited. No CNR records, information, or copies thereof may be retained by an employee following termination of employment.

C.	Third Party Proprietary Information

Supervised Persons are responsible for using the patented, copyrighted, or other proprietary material or information (including software) of a third party in compliance with applicable provisions of any contract between CNR and the third party. CNR, as well as individual Supervised Persons, may be held liable for both civil damages and criminal penalties for copyright, trademark, or patent infringement and for any other illegal or improper use of another’s property. Supervised Persons should also be aware that other uses of third party materials or information, such as the duplication of computer software and the downloading of data from information retrieval services (databases), may also require the owner’s permission. Thus, Supervised Persons may not use CNR’s technology resources to copy, retrieve, forward or send copyrighted materials unless the employee has the author’s permission. Supervised Persons are encouraged to consult their immediate supervisors or the Chief Compliance Officer regarding the photocopying, duplication, reproduction, data downloading, or other use of proprietary material or information owned by a third party.

D.	Security of Confidential Personal Information

CNR enforces the following policies and procedures to protect the security of Confidential Client Information:

	▪	The Firm restricts access to Confidential Client Information to those Supervised Persons who need to know such information to provide CNR’s services to Clients;

▪
Any Supervised Person who is authorized to have access to Confidential Client Information in connection with the performance of such person’s duties and responsibilities is required to keep such information in a secure compartment, file or receptacle on a daily basis as of the close of each business day;

	▪	All electronic or computer files containing any Confidential Client Information shall be password secured and firewall protected from access by unauthorized persons;

▪
Any conversations involving Confidential Client Information, if appropriate at all, must be conducted by Supervised Persons in private, and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations; and

	▪	Confidential information to be destroyed must be disposed in a manner to reasonably safeguard any confidential information.

VII.	SERVICE ON BOARDS OF DIRECTORS AND OTHER OUTSIDE ACTIVITIES

Current information regarding our Supervised Persons is crucial to CNR’s overall supervisory effort. To help maintain current information and ensure awareness of all information regarding Supervised Persons, CNR requires each employee to disclose to the Firm (and maintain current) the following information:

▪
Colleagues are not permitted to engage in any outside activity that interferes with their duties to CNB and CNR or creates the appearance of, or potential for, a conflict of interest. A colleague must not hold outside employment (including self-employment) or serve as a director of any company (other than serving as a director of a charitable organization) without the prior written consent of the Human Resources Division and the Chief Compliance Officer. All requests for approval of outside employment must be in writing, be approved by the Department Manager, and must contain such information as may be required to make an informed decision.

▪
Any employee who engages in such approved activity or business should limit such business or activities from CNR’s office and should not otherwise behave in such manner that might imply that such activities are being conducted by or with the approval of CNR.

Supervised Persons will certify annually regarding their outside service as board members and outside business activities.

VIII.	PERSONAL SECURITIES TRADING

	A.	Trading in General

Each Supervised Person is expected to devote his or her workdays to serving the interests of Clients and CNR. All Supervised Persons are required to follow the reporting procedures below as applicable.

All Access Persons shall disclose to CNR information on any Beneficial Ownership of Covered Securities or other investments that may have an effect on the ability to make unbiased and objective recommendations.

	B.	Beneficial Ownership

An Access Person has Beneficial Ownership, of Securities if such Access Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares a direct or indirect “pecuniary interest” in such Securities. A pecuniary interest exists if such Access Person has the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.
The following are examples of an indirect pecuniary interest in Securities:

▪ Securities held by members of an Access Person’s immediate family sharing the same household.

○
Immediate family includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

▪ Access Person’s proportionate interests as a general partner in portfolio Securities held by a general or limited partnership.

▪ Access Person’s interests as a manager-member in the Securities held by a limited liability company.

Access Persons do not have an indirect pecuniary interest in the portfolio Securities held by a corporation or similar entity in which they own securities if such Access Person is not a controlling shareholder of the entity and does not have or share investment control over the entity’s portfolio.

The following circumstances constitute Beneficial Ownership of Securities held in a trust:

▪ If an Access Person is a trustee of the trust and either the Access Person or family member has a pecuniary interest in any of the trust’s Securities.

▪ If a member of such Access Person’s immediate family is a beneficiary of the Trust.

	▪	If an Access Person is a beneficiary of a trust and such Access Person (a) shares investment control with the trustee with respect to a trust Security, (b) has investment control with respect to trust Securities without consultation with the trustee, or (c) has investment discretion of a retirement plan, such as a 401(k) or other participant-directed employee benefit plan.

	▪	If an Access Person is a settlor of a trust and reserves the right to revoke the trust without the consent of another person; provided, however, if the settlor does not exercise or share investment control over Securities held by the trust, the trust holdings and transactions shall be attributed to the trust instead of the Access Person.

C.	Employee Trading

Every Access Person shall provide initial and annual holdings reports and quarterly transaction certifications to the Chief Compliance Officer. In lieu of providing transaction reports with personal securities transaction information to the Chief Compliance Officer, Access Persons are required to arrange for their brokerage firm(s) to send duplicate brokerage account confirmations and statements to the Chief Compliance Officer, or to maintain their accounts with a brokerage firm with which CNR receives regular data files for Access Persons’ personal account information.

		1.	Initial & Annual Holdings Reports

Every new Access Person must report to the Chief Compliance Officer no later than ten (10) days after becoming a Supervised Person the following information:

i.
The title and type of security, ticker symbol or CUSIP number as appropriate, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became a Access Person;

			ii.	The name of any broker, dealer or bank in which any Reportable Securities were held for the Beneficial Ownership of the Access Person as of the date the person became an Access Person; and

			iii.	The date that the report is submitted.

Annually thereafter, each Access Person must submit a holdings report setting forth the above-specified information. The report must be current as of a date no more than forty-five (45) days before the report is submitted. The form used to report initial and annual personal holdings is set forth in the Exhibits to this Code.

		2.	Quarterly Transaction Reports

Every Access Person must certify electronically to the Chief Compliance Officer no later than thirty (30) days after the end of the calendar quarter, the following information:

			i.	With respect to any transaction during the quarter, including transfers through a gift or inheritance, in a Covered Security in which the Access Person had any Beneficial Ownership:

a.
The date of the transaction, the title, ticker symbol or CUSIP as appropriate, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

	b.	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

	c.	The price of the Covered Security at which the transaction was effected;

	d.	The name of the broker, dealer or bank with or through which the transaction was effected; and

	e.	The date that the report is submitted by the Access Person.

ii.	With respect to any account established by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person:

	a.	The name of the broker, dealer or bank with which the Access Person established the account;

	b.	The date the account was established; and

	c.	The date that the report is submitted by the Access Person.

iii.
If an Access Person instructs all broker-dealers, who hold Covered Securities in which such Access Person has beneficial ownership, to provide duplicate account statements required under the above section to the Chief Compliance Officer within the time period required for a Quarterly Transaction Report (i.e., within 30 days after the end of the applicable calendar quarter) and provides the information required above, then such Access Person need only represent on the Quarterly Transaction Report:

a.
That he/she has directed all broker-dealers who hold any Covered Securities in which such Access Person has beneficial ownership to send duplicate confirmations and account statements to the Chief Compliance Officer;

	b.	The form of such confirmations, account statements or records provided to CNR contains all the information required in a Quarterly Transaction Report; and

c.
With respect to any account established during the applicable quarter in which the Access Person has beneficial ownership in Covered Securities, the information provided in accordance with the above section is true and accurate.

It is the obligation of each Access Person relying on Item (iii) to ensure compliance with its requirements.  The Form used for the Quarterly Personal Securities Transaction Report has been attached as Exhibit E.

D.	Pre-Clearance Required for Participation in Private or Limited Offerings; No Initial Public Offering Participation

No Supervised Person shall acquire Beneficial Ownership in any securities in a limited offering or private placement for his or her account without the prior written approval of the Chief Compliance Officer who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Supervised Person’s activities on behalf of a Client) and, if approved, will be subject to ongoing monitoring for possible future conflicts.  The form for requesting approval to invest in a Limited Offering is attached hereto as Exhibit B.  No Supervised Persons are allowed to acquire any Beneficial Ownership of securities in an Initial Public Offering (IPO).

E.	Personal Trading Prohibitions and Restrictions

1.
Blackout Period Applicable to CNC Securities (ticker “CYN”). Under CNC’s Securities Trading Policy, to avoid even the appearance of trading while aware of nonpublic information, CNC has established a quarterly blackout period with respect to CNC securities that commences at the close of trading on the twentieth (20) calendar day of the last month of a fiscal quarter and ends at the opening of trading on the third full trading day after public dissemination of the CNC’s earnings release for that quarter. Supervised Persons may not trade in CNC securities during a quarterly blackout period. Any outstanding orders, including “good until canceled” limit orders, must be canceled prior to the beginning of a quarterly blackout period.  [See attached Exhibit L for CNC’s blackout policy].

2.
Ban on Excessive Trading of Affiliated Funds Access Persons are prohibited from engaging in excessive trading of any of the Affiliated Funds in any accounts in which they have Beneficial Ownership. Excessive trading, such as frequent patterns of exchanges occurring within several months, could involve actual or potential harm to the funds’ shareholders.

3.
Exceptions to Ban on Excessive Trading of Affiliated Funds Any shares of Affiliated Funds purchased through an automated reinvestment plan (e.g., a dividend reinvestment plan) and redemption of shares from such plans shall not be deemed to be in violation of the ban on excessive trading of Affiliated Funds.

4.
Ban on Short-Term Trading Profits Access Persons are expected to refrain from trading for short term profits.  To discourage such trading, all profits realized from transactions of Reportable Securities within a period of thirty (30) days from the date of the Access Person’s most recent opening transaction in that security (e.g., the most recent acquisition in the case of a sale, the opening of a short position in the case of a cover transaction), shall be reviewed by the CCO to determine if an exception occurred.

5.
Exceptions to Ban on Short-Term Trading Profits Any Reportable Securities purchased through an automated reinvestment plan (e.g., a dividend reinvestment plan, shares of CNC common stock through CNC’s profit sharing plan, or other 401(k) plan) and redemption of shares from such plans shall not deemed to be in violation of the ban on short-term trading profits.  Also, in the event that an Access Person wishes to sell out of a position in less than 30 days at a loss, prior approval is not required by the CCO.

6.
Quarterly Trading Limit All Access Persons are limited to forty (40) transactions per calendar quarter.  The CCO will review all quarterly brokerage statements and confirmations to determine whether these limits have been exceeded.

F.	Procedures Regarding Personal Trading
1.
Pre-Clearance Preclearance is intended to protect both CNR and its Access Persons from even the appearance of impropriety with respect to any personal transactions. All personal securities trades by Access Persons must be Pre-cleared. Pre-clearance requests must be submitted electronically and approved prior to effecting a personal securities transaction. If you have any doubt as to whether the pre-clearance requirement applies to a particular security, please check with the CCO before entering into that transaction. CNR requires electronic pre-clearance of:

a.
Purchases and sales of all Covered Securities (including shares of Affiliated Funds) that will be held in an Access Person’s personal account. Affiliated Money Market  Funds are exempt from the pre-clearance requirement;  and

		b.	Purchases and sales of all Limited Offerings that are or will be Beneficially Owned by an Access Person.

The pre-clearance requirement is satisfied by submitting electronically a pre-clearance request and receiving approval of the request. CNR will treat the pre-clearance process as Confidential Information and will not disclose this information except as required by law or for appropriate business purposes, and Access Persons must do the same with respect to approvals or denials of any request for pre-clearance.

As part of the pre-clearance process, each Access Person wishing to buy or sell a security for a Personal Account must first confirm that he or she is not in receipt of any material, nonpublic information (i.e., “inside information”) regarding that security. Pre-clearance is not automatically granted for every trade. Trades for Personal Accounts generally must be consistent with recommendations and actions that CNR has taken on behalf of its Clients. I think that we should remove this sentence. Based on this sentence anytime an Access Person went the opposite of a firm recommendation the AP would need to get prior approval from the CCO. I don’t see the benefit and it will be difficult to monitor.

Approval of a trade in a Personal Account means that, to the best of the approver’s knowledge:

a.
The security has not been considered for either a buy or sell program by any Affiliated Fund(s) or Client(s) account and a buy or sell program has not been initiated within five (5) business days prior to the Access Person’s intended transaction in the same security.

	b.	The security is not in the process of being purchased or sold for an Affiliated Fund or Client account.

2.
Execution of Trades A pre-clearance request must be approved prior to an Access Person initiating a transaction and the trade must be executed on the same day that approval is granted.  If for some reason an Access Person cannot initiate trade instructions on that date, or the trade cannot be executed on that date, a new request must be submitted and the appropriate authorization must be obtained again. “Same day trading authorization” means:

		a.	If clearance is granted at a time when the principal market in which the security trades is open, clearance is effective for the remainder of that trading day.

		b.	If clearance is granted at a time when the principal market in which that security trades is closed, clearance is effective for the next trading day.
3.
Restricted List Certain transactions in which the Firm engages or other circumstances may require, for either business or legal reasons that any Client Accounts (or personal trading accounts held by Access Persons) do not trade in certain securities for specified periods.  A security may be designated as “restricted” if CNR initiates a buy or sell program or is considering initiating a buy or sell program for a security for Client Accounts, if the Firm is involved in a transaction that places limits on the aggregate position held by Client Accounts in that security, or if the Firm or any of its personnel has material, non-public information regarding that security or if trading in that security should be restricted for any other reason (“Restricted List”).  The Restricted List is confidential and no information about the Restricted List may be disclosed to anyone outside of the Firm.

The Restricted List will be updated periodically through our automated system which will prohibit all transactions involving a security that is on the Restricted List.  Additionally, no Access Persons may engage in any trading activity with respect to a security, or an option, derivative or convertible instrument related to that security, while that security is on the Restricted List.

IX.	REPORTING VIOLATIONS & REMEDIAL ACTIONS

All Supervised Persons shall promptly report to their supervisor, the Chief Compliance Officer or a member of the Firm’s senior management all apparent violations of the Code.  It is a violation of the Code for a Supervised Person to not report a violation that he or she is aware of and may result in disciplinary action up to and including termination depending on the severity and circumstances of the unreported violation. Supervisors and other members of senior management shall immediately report possible material violations of the Code to the Chief Compliance Officer.  The Chief Compliance Officer shall promptly report to the Firm’s senior management all material violations of the Code. When the Chief Compliance Officer finds that a violation otherwise reportable to senior management could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his or her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to Senior management.

The Firm’s senior management shall consider reports made to it hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed. If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, a letter of reprimand, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

X.	INTERPRETATIONS AND EXCEPTIONS

Any questions regarding the applicability, meaning or administration of this Code shall be referred by the person concerned in advance of any contemplated transaction to the Chief Compliance Officer.  Exemptions may be granted by such person, if, in his or her judgment, the fundamental obligation of the person involved is not compromised.  The Chief Compliance Officer may consult with an appropriate member of CNR’s management on interpretive questions and exemptions.  The Chief Compliance Officer’s personal securities transactions, outside business activities and any other reportable events shall be reported to, and reviewed by, the Chief Compliance Officer of City National’s Wealth Management Division.

XI.	CERTIFICATE OF RECEIPT AND COMPLIANCE

All Supervised Persons are required to acknowledge receipt of a copy of this Code and to certify upon commencement of your employment or the effective date of this Code, whichever occurs later, and annually or upon amendment of the Code thereafter, that you have read and understand this Code and recognize that you are subject to this Code.  Each certificate will also state that you have complied with the requirements of this Code during the prior year, and, if required, that you have disclosed, reported, or caused to be reported all transactions during the prior year in Covered Securities of which you had or acquired Beneficial Ownership.  The certificate of receipt and compliance acknowledgment of receipt of this Code is included as either Exhibit H or Exhibit I whichever is applicable.

XII.	OTHER BUSINESS CONDUCT

	A.	“Pay to Play” and Political Contributions by Covered Associates

               “Pay to play” refers to improper contributions and expenditures made by investment advisers and their covered associates for the purpose of obtaining or retaining investment advisory business. Improper contributions and expenditures can occur, for example, when businesses that submit bids for public contracts make political contributions to elected officials with the intent of influencing the selection process. As a matter of policy and practice and consistent with the requirements of Rule 206(4)-5 of the Investment Advisers Act of 1940, as amended, CNR has adopted the following procedures, which are reasonably designed to prevent violations of the rule.

1.	Definitions. For the purposes of compliance with this policy, the following definitions shall apply:

	a.	“contribution” means:

(i)
a gift, subscription, loan, advance, deposit of money, or anything of value made for the purpose of influencing an election for a federal, state or local office, including any payments for debts incurred in such an election; and

		(ii)	transition or inaugural expenses incurred by a successful candidate for state or local office.

	b.	“covered associate” means

		(i)	a Director of CNR;

		(ii)	a member of CNR’s Investment Committee;

		(iii)	a CNR portfolio manager, trader or analyst; or

(iv)
a CNR officer with a functional role that includes the solicitation of a government entity for which an Affiliated Fund would become an investment option or for which CNR would serve as a manager of a government-sponsored plan (e.g., 529 plans, 403(b) and 457 retirement plans).

	c.	“covered investment pool” means a registered investment company that is an investment option of a plan or program of a government entity.

	d.	“government entity” means any state or political subdivision of a state, including:

		(i)	Any agency, authority, or instrumentality of the state or political subdivision;

		(ii)	A pool of assets sponsored or established by the state or political subdivision or any agency, authority, or instrumentality thereof, including a defined benefit plan or a state general fund;

		(iii)	A plan or program of a government entity; or

		(iv)	officers, agents, or employees of the state or political subdivision or any agency, authority, or instrumentality thereof, acting in their official capacity.

e.
“official” means any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate, or successful candidate for elective office of a government entity if the office:

		(i)	is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity; or

		(ii)	has the authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity.

2.	Policy. CNR, its covered associates, and all political action committees (“PACs”) controlled by CNR or its covered associates are prohibited from:

	a.	making or soliciting political contributions where the purpose is to assist CNR in obtaining or retaining business;

b.
soliciting or coordinating contributions to an official of a government entity to which CNR provides or seeks to provide advisory services (including by making contributions through spouses, sponsoring certain fundraisers or asking another person to make contributions on the first person’s behalf);

c.
making payments (meaning any gift, subscription, loan, advance or deposit of money, or anything of value) to a political party of a state or locality where CNR provides or seeks to provide advisory services to a government entity;

	d.	paying anyone to solicit business for CNR from a government entity unless the solicitor is subject to regulations that prohibit engagement in pay-to-play practices or is an employee of CNR; and

	e.	taking any indirect action that, if taken directly, would violate any of these prohibitions.

3.
Limitations on Political Contributions Covered associates who are entitled to vote in an election are prohibited from making a political contribution in excess of $250.00 to a government official who is a candidate for office in such election. In addition, covered associates who are not entitled to vote in an election are prohibited from making political contributions to a government official in an election for office to which the official is a candidate.

           This limitation does not extend to candidates for federal office, unless the candidate is an office holder of a state or other political subdivision (i.e., city, county, etc.). Therefore, except for those candidates described in the prior sentence, Covered associates may make a political contribution, without limit, to a candidate for the U.S. House of Representatives, the U.S. Senate or President of the United States.

4.
      New Employees Any contributions made by a new covered associate prior to employment will be subject to this policy. A new covered associate  must complete an initial certification and disclose any political contributions or solicitations of political contributions that occurred during the previous two years.

5.
      Reporting All political contributions made by covered associates are reportable quarterly. The certification attached as Exhibit F “Quarterly Report of Political Contributions” asks that each covered associate provide information on certain of his/her political contributions and to confirm compliance with this policy. Each covered associate must submit a certification quarterly within 20 days after the end of each calendar quarter, unless the CCO requests that certifications be completed more frequently as he/she deems necessary.

6.	Recordkeeping CNR shall make and keep the following records, in a manner consistent with its current recordkeeping policies, to extent that it has one or more government entities as Clients:

	a.	The names, titles, and business and residential addresses of all employees that the Firm deems to be “covered associates” under the Political Contribution Rule.

	b.	All contributions made, whether directly or indirectly, by the Firm or any of its covered associates to an official of a government entity.

	c.	All payments made, whether directly or indirectly, by the Firm or any of its covered associates to a political party of a state or political subdivision thereof, or to a political action committee.

Notwithstanding whether CNR has any government entities as Clients, it shall make and keep the following records, in a manner consistent with its current recordkeeping policies:

a.
All government entities to which CNR provides or has provided investment advisory services, or which are or were investors in any Portfolio or other covered investment pool to which CNR provides or has provided investment advisory services, in the past five years, but not prior to the effective date below.

b.
The name and business address of each “regulated person” to whom the Firm provides or agrees to provide, directly or indirectly, any payment to solicit a government entity for investment advisory services on the Firm’s behalf.

XIII.	APPENDIX I - CNR & CNS EXHIBITS

Exhibit A

CNR Personal Trading Authorization Form:
Intention to Execute Employee Personal Trades in Publicly Traded Securities

Access Person’s Name:	Account Name:	Date:

Date	Buy	Sell	# of Shares / Principal Amount	Security Name	Symbol	Broker	Price

Blackout Period

I confirm that I will not knowingly effect a trade date for the purchase or sale of the securities listed above if such trade date is five (5) business days before a transaction in the same security will be effected or has been effected by any Affiliated Fund.

Prohibition on Selling Recently-Acquired Reportable Securities
I represent that the securities listed above for which authorization to sell is being requested were held in the account for a minimum of 30 days prior to the proposed trade date for this transaction.

Conflicts of Interest
I confirm that I am not in possession of any Inside Information (as defined in CNR’s Code of Ethics) concerning this security or its issuer.

Access Person’s Signature:

Who should submit this form?	What trades require approval?
All Access Persons.	Reportable Securities, including stocks, bonds, options, Affiliated Funds, subject to certain exceptions.
When should this form be submitted?	What trades do not require approval?
Before the trade is placed.
CDs, commercial paper, open-end mutual funds (other than series of the Trust or Affiliated Funds), banker acceptances, U.S. Government bonds, unit investment trusts that invest in one or more open end funds.

Whose trades are covered?	Are short-term trades acceptable?

Trades for Personal Accounts, including any account in which an Access Person has a beneficial interest and each and every account for which an Access Person, an Access Person’s spouse, minor child or other dependent influences or controls investment decisions.

Access Persons are expected to not trade for short-term profits. All trades in Reportable Securities are subject to a 30-day holding period, except with respect to shares acquired through an automated dividend reinvestment plan.

How long is approval valid?	Are contrary positions acceptable?
The trade must be executed on the day approval is given.	Contrary positions will not be approved except in special circumstances.
Who grants the approval?	How is approval granted?
1) The Trader and 2) Chief Executive Officer or his designee, or the Chief Compliance Officer.	If approved, an electronic confirmation will be sent to the Access Person and the Chief Compliance Officer (or his or her designee) promptly.

The Code of Ethics is designed to avoid the actual or apparent conflicts of interest between the interests of
CNR and its Access Persons and the interests of its clients.  The guidelines presented above, address the most commonly asked questions.  Please refer to the Code of Ethics for a complete explanation of these and other issues, or contact the Chief Compliance Officer directly.

Approval Approval has been granted for the above transaction(s) in accordance with the current Code of Ethics.

Trader’s Signature	Date

Manager’s or CCO’s Signature	Date

Exhibit B

CNR Intention to Participate in a Limited Investment Opportunity

Access Person Name:	Account Name:	Date:

Estimated Date of Transaction	Buy	Sell	Shares/ Amount	Security Name	Broker	Price

I confirm that I am not in possession of any Inside Information (as defined in CNR’s Code of Ethics) concerning this security or its issuer.

Access Person’s Signature:

Whose trades are covered?	What trades require approval?

Trades for Personal Accounts, including any account in which an Access Person has a beneficial interest and each and every account for which an Access Person, an Access Person’s spouse, minor child or other dependent influences or controls investment decisions.
Limited offerings and IPOs, as defined in the Code of Ethics.
How long is approval valid?	Are contrary positions acceptable?
Generally, the trade must be executed on the day approval is given.	Contrary positions will not be approved except in special circumstances.
Who grants the approval?	How is approval granted?
1) The Trader and 2) the Chief Executive Officer or his designee, or the Chief Compliance Officer.	If approved, an electronic confirmation will be sent to the Access Person and the Chief Compliance Officer promptly.

The Code of Ethics is designed to avoid the actual or apparent conflicts of interest between the interests of CNR’s Employees and the interests of its clients. The guidelines presented above address the most commonly asked questions. Please refer to the Code of Ethics for a complete explanation of these and other issues, or contact the Chief Compliance Officer directly.

Approval
Approval has been granted for the above transaction(s) in accordance with the current Code of Ethics.

Trader’s Signature	Date

Manager’s or CCO’s Signature	Date

Exhibit C

CNR INITIAL HOLDINGS REPORT

(This report must be submitted within ten (10) days of becoming an Access Person.)

Name of Access Person:
Date Person Became Subject to the Code’s Reporting Requirements:
Date Report Due:
Date Report Submitted:

Note: In lieu of completing sections 1 and 2 below, you may attach duplicate copies of your most recent brokerage or custodian statements provided they are current within 45 days of the date of this report and sign below certifying that all required information has been provided.

1.	Securities Holdings
Name of Issuer, Title of Security, and exchange ticker symbol or CUSIP number, if applicable	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

1.	Brokerage/Custody Accounts
Name of Institution and Account Holder’s Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

Signature	Date

Reviewed by:

Name:
[Print Name]	Date
Chief Compliance Officer or Designee

Signature:

Exhibit D

CNR 407 – Duplicate Confirms and Statement Request Letter

[Date]
[Broker name and address]
RE:           [Access Person]

Dear Sir or Madam:

Please be advised that I am an employee of City National Rochdale (“CNR”) an investment adviser registered with the Securities and Exchange Commission and deemed to be an “access person” subject to compliance with CNAM’s Code of Ethics. Please send duplicate account statements to the attention of:

City National Rochdale.
Attn: Chief Compliance Officer
400 N. Roxbury Drive, 7th Floor
Los Angeles, CA 90210

This request is made pursuant to the personal trading policies of CNR as required under federal and state law.

Thank you for your cooperation.

Sincerely,

Authorization by Access Person:
[name of Access Person]

cc:           [Chief Compliance Officer]

Exhibit E

CNR QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

(This report must be submitted within 30 days following the end of each calendar quarter.)

Access Person:

Calendar Quarter Ended:	Date Report Due:

1.	Transactions in Reportable Securities
Trade Date	Name of Issuer and Title of Security	Ticker Symbol /CUSIP	No. of Shares/ Principal Amount	Maturity Date & Interest Rate (if applicable)	Type of Transaction (Buy/Sell)	Unit Price	Broker, Dealer or Bank Effecting Transaction

2.	Transactions in Limited Offerings (includes Private Placements, Hedge Funds, IPOs and Other Offerings Not Publicly Available)
Trade Date	Name of Issuer and Title of Security	Ticker Symbol /CUSIP	No. of Shares/ Principal Amount	Maturity Date & Interest Rate (if applicable)	Type of Transaction (Buy/Sell)	Unit Price	Broker, Dealer or Bank Effecting Transaction

3.	Brokerage/Custody Accounts Opened During Quarter
Name of Institution & Account Holder’s Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

☐	I certify that I have requested duplicate statements including all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature	Date

Reviewed By:

Name:
Chief Compliance Officer or Designee
Signature:
Date

Exhibit F

CNR

QUARTERLY POLITICAL CONTRIBUTIONS CERTIFICATION: ___ QUARTER   (Year).

(Form must be completed & returned to the compliance department no later than (Due Date)

   (Print or Type Name)

   A.       Political Contributions (please check both if they apply):

   _____  I did not make any contributions during the quarter to an issuer of municipal securities, to a political party or to a bond ballot measure.

   _____  I did not solicit or coordinate any contribution to an official of an issuer or a government entity or any payment to a political party of a state or locality during the quarter.

If both of the above are checked, skip to/COMPLETE Section “C” below.

   _____  I made a contribution(s) during the quarter to an official of an issuer of municipal securities during the quarter, to a political party or to a bond ballot campaign.

   _____  I solicited or coordinated contributions to an official or a government entity or payment to a political party of a state or locality during the quarter.

If either of the above is checked, COMPLETE Section “B” below.

B.	Please provide the following with respect to each candidate or official and each separate election in which that person ran for office:
1. Date of each contribution or payment you made to, or solicited or coordinated for, the candidate/official/political party/ballot initiative

2. Amount of each contribution or payment you made to, or solicited or coordinated for, the candidate/official/political party/ballot initiative

3. Jurisdiction in which the official holds or candidate was seeking public office/the state of the political party or ballot initiative

4. The position the official holds or the candidate is seeking

5. The position the candidate/official held at the time the contribution was made, if different

   Please check as appropriate:

_______
The reported contribution(s) is/are to an official(s) of an issuer(s) or to candidates for office of an issuer, political parties of states and political subdivisions to candidates/parties that I am entitled to vote and was/(were) not in excess of $250 per official per election.

_______
The reported contribution(s) to a bond ballot campaign(s) is/are for a ballot initiative(s) for which I am entitled to vote and all contributions to this/these bond ballot campaign(s) did not exceed $250 per ballot initiative.

_______
The reported contribution(s) to a political party(ies) are to a political party(ies) of a state(s) and political subdivision(s) in which I am entitled to vote and did not exceed $250 per political party per year.

C.	Signature

(Date)	(Signature)

Exhibit G

CNR ANNUAL HOLDINGS REPORT

(This report must be accurate within 45 days of submission)

Employee:

Note: In lieu of completing sections 1 and 2 below, you may attach duplicate copies of your most recent brokerage or custodian statements provided they are current within 45 days of the date of this report and sign below certifying that all required information has been provided.

1. Securities Holdings
Name of Issuer, Title of Security, and exchange ticker symbol or CUSIP number, if applicable	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

2. Brokerage/Custody Accounts
Name of Institution and Account Holder’s Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

I hereby certify that during the 12 months ended  _________________________, I have complied with my obligations under the Code of Ethics as in effect during that period, including the obligations not to purchase or sell Publicly Traded Securities on the basis of “insider information” and to cause my broker or custodian to provide CNR with quarterly reports reflecting all purchases and sales of Reportable Securities for my Personal Accounts.

Signature	Date

Reviewed by:

Name:
[Print Name]
Chief Compliance Officer or Designee

Signature:
Date

Exhibit H

CNR INITIAL / ANNUAL / AMENDED COE CERTIFICATION

I certify that I:

i.	Have received, read and reviewed the Adviser’s Code of Ethics (the “Code”);
ii.	Understand the policies and procedures in the Code;
iii.	Recognize that I am subject to such policies and procedures;
iv.	Understand the penalties for non-compliance;
v.
Have complied with the Code and any applicable reporting requirements, including, but not limited to, personal securities transactions, gifts and entertainment, political contributions, and operating company directorships, during this past year;

vi.	Have disclosed below any exceptions, not previously reported, to my compliance with the Code;
vii.	Will comply with the Code; and
viii.	Have accurately completed this Certificate.

EXCEPTION(S):

Signature:

Print Name:

Date Submitted:

Date Due:

Exhibit I

CNR SUPERVISED PERSONS ANNUAL COE CERTIFICATIONS

I CERTIFY THAT I:
Code of Ethics

i.	Have received, read and reviewed the CNR Code of Ethics (the “Code”);
ii.	Understand the policies and procedures in the Code;
iii.	Recognize that I am subject to such policies and procedures;
iv.	Understand the penalties for non-compliance;
v.	Have complied with the Code and any applicable reporting requirements during the prior year
vi.	Have disclosed below any exceptions, not previously reported regarding my compliance with the Code;
vii.	Will comply with the Code; and
viii.	Have accurately completed this Certificate.

Initial:	Date:

Gifts

i.	That I have not accepted any gift(s), gratuity or anything of value in excess of $100 in aggregate value from one individual or one organization during the last 12 months.
ii.	That I have not given any gift(s), gratuity or anything of value in excess of $100 in aggregate value from one individual or one organization during the last 12 months.
iii.
I have not given or provided any gift, including a personal gift, to any official of an ERISA Qualified Pension Plans/Funds or other public investment funds without the express prior approval of the Chief Compliance Officer.

iv.
Did you request any exceptions to the gift limit and did you receive approval from the Chief Compliance Officer. If you did submit a request please provide the date requested, the date approved and the details of the request.

Initial:	Date:

Insider Trading

i.	I have read and understand the City National Asset Management, Inc. Policy on Insider Trading.
ii.	I certify that I have complied and will continue to comply with the Insider Trading Policy.
iii.	I understand that any violation of this Policy may lead to sanctions, including termination.

Initial:	Date:

LIST ANY & ALL EXCEPTION(S):

Signature	Date Submitted:

Print Name:	Due Date:

Exhibit J                           Outside Board & Business Activity Certification

Name:	Title:	Date:

Service on an Outside Board of Directors
1)	Are you serving on any on any outside board of directors of any organizations? Yes or No

2)	If yes please provide the following information below.

a.	Name of the organization

b.	What is your title and/or role with the organization?

c.	Is it a nonprofit or for profit organization?

d.	What is the purpose of the organization?

e.	If the organization is for profit what is the nature of the business?

f.	Is this organization publically traded?

g.	Is it the organization client of City National Bank or one of its affiliates? Yes or No

h.	If yes which CNB entity is the relationship with and what services are provided?

Outside Business Activity Disclosure by an Employee
1)	Are you engaging in any outside business activity? Yes or No

2)
If you are engaging in business activity outside of City National Rochdale, describe your role, duties, or responsibilities (choose one of the following. If you choose “Other” please provide explanation)?

A Proprietor	An Employee

A Partner	A Trustee

An Officer	An Agent

A Director	Other (explain)

Please provide Compliance with the following information when seeking approval.

a.	The name of the other business:

b.	Is the business investment related, Yes or No

c.	The address of the other business:

d.	The nature of the other business:

e.	Your title, or relationship with the other business:

f.	The start date of your relationship

g.	The approximate number of hours/month you devote to the other business

h.	The number of hours you devote during securities trading hours

Signature:	Date:

Exhibit K

CNR INVESTMENT ADVISER CERTIFICATION

CERTIFICATION PURSUANT TO RULE 17j-1

This Certificate is furnished by City National Rochdale (the “Adviser”), pursuant to Rule 17j-1 (the “Rule”) of the Investment Company Act of 1940, as amended, to the Board of Trustees of CNI Charter Funds (the “Trust”).

The undersigned, ______________________, in his or her capacity as ___________________ of the Adviser, hereby certifies on behalf of the Adviser that:

1.	The Adviser has adopted a Code of Ethics (the “Code”) covering the Adviser, pursuant to, and in compliance with, Rule 17j-1 under the Investment Company Act of 1940;

2.	The Adviser has adopted procedures reasonably necessary to prevent its access persons from violating its Code;

3.	The Adviser’s Code of Ethics contains provisions reasonably necessary to prevent access persons from violating Rule 17j-1(b);

4.	In accordance with Rule 17j-1, the Adviser has submitted its Code to the Trust’s Board of Trustees for approval.

5.	During this past year, the Adviser has submitted to the Trust’s Board of Trustees any and all amendments to its Code within six months of the change;

6.	All access persons required to report under the Code have done so in compliance with the Code (and/or related procedures) and Rule 17j-1; and

7.
All of the Adviser’s material violations of the Code and any sanctions imposed in response to such violations have been reported to the Trust’s Board of Trustees in compliance with Rule 17j-1 and the Adviser’s Code.

Witness my hand this ____ day of ______, _____.

CITY NATIONAL ROCHDALE

By:
Name
Title

Exhibit L

City National Bank Blackout Policy

Quarterly Blackout Periods

The Company’s announcement of its quarterly financial results almost always has the potential to have a material effect on the market for the Company’s securities. Therefore, to avoid even the appearance of trading while aware of nonpublic information, the Company has established a quarterly blackout period that commences at the close of trading on the twentieth (20th) calendar day of the last month of a fiscal quarter and ends at the opening of trading on the third full trading day after public dissemination of the Company’s earnings release for that quarter. Colleagues and their related persons must not trade in Company securities during a quarterly blackout period. Any outstanding orders, including “good until canceled” limit orders, must be canceled prior to the beginning of a quarterly blackout period.

Temporary Blackout Periods

From time to time, developments may occur that are material to the Company and are known only by a few directors or executives. The General Counsel’s office may notify certain individuals that they must not engage in any transactions involving the Company’s securities and must not disclose to others the fact that a temporary blackout has been imposed. Persons whose trades are subject to preclearance procedures (described below) who request permission to trade during a temporary blackout period will be told of the existence of a blackout period without disclosure of the reason for the blackout. Persons made aware of the existence of a temporary blackout should not disclose the existence of the blackout to any other person.

Insider Trades During Pension Fund Blackout Periods

The Company is also subject to mandatory blackouts imposed by law. If the Company’s Profit Sharing Plan suspends the ability of 50 percent or more of its participants’ ability to trade Company securities under the plan for more than three business days, the Company’s directors and members of the Executive Committee will be notified that they similarly cannot trade Company securities during the plan blackout period. Advance notice will be provided to the directors and executives.